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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-47851, 333-47843, 333-47059, and 333-46991) of FlexiInternational
Software, Inc. of our report dated February 27, 2001, appearing in this Annual Report on Form 10-K of FlexiInternational Software, Inc. for the year ended December 31, 2000. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of this Form 10-K.

Deloitte & Touche LLP
Hartford, Connecticut

March 30, 2001